             FRUEHAUF TRAILER CORPORATION
            111 Monument Circle, Suite 3200
                    P. O. Box 44913
            Indianapolis, Indiana 46244-0913


                                           May 3, 1996


To the Holders of
     14.75% Senior Secured Notes Due 2002
     of Fruehauf Trailer Corporation:


          Re:  Consent Solicitation
               --------------------

     As you know, Fruehauf Trailer Corporation (the
"Company") issued $74,117,000 aggregate principal amount of its 14.75% Senior Secured Notes Due 2002 (the "Senior
Notes") on May 4, 1995, pursuant to the Indenture (the
"Indenture"), dated as of May 1, 1995, between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the
"Trustee"). As a result of fully subscribed offers to purchase Senior Notes dated September 15 and October 2,
1995 pursuant to the Indenture, the Company has repurchased $11,543,000 in aggregate principal amount of Senior Notes.

     As you may be aware, the Company did not make the interest payment on the Senior Notes due on May 1, 1996
(the "May 1 Payment") as scheduled. During the last half of 1995, the Company experienced production difficulties at its Fort Madison, Iowa and Scott County, Tennessee trailer assembly plants. More recently, the Company has been experiencing the effects of reduced retail demand in the new trailer industry. As a result of these and other factors, the ability of the Company to meet its ongoing debt service requirements has been adversely affected. In response to this situation, the Company is pursuing a number of transactions (the "1996 Transactions") to increase its liquidity and to enable it to make the May 1
Payment within the 30 day grace period provided for in the Indenture. These transactions are also designed to return significant economic value to the holders of the Senior
Notes (the "Holders") and to strengthen the Company's liquidity to permit it to pursue its previously announced goal of achieving a strategic transaction.

     This letter requests certain consents by the Holders to the waiver of certain covenants contained in the Indenture, the amendment of the Indenture and the amendment of the Intercreditor Agreement with reference to the transactions described below. If the Company does not receive the requested consents, the Company may not have sufficient liquidity both to make the May 1 1996 Payment and to operate its business. Should the requisite consents not be obtained, the Company will consider its available alternatives, including the possibility of discontinuing its effort to complete the Foreign Sale (as hereinafter defined).

     This letter (this "Consent Solicitation Statement") and the accompanying Consent form ("Consent") are referred to collectively as the "Consent Solicitation." The terms and conditions of the Consent Solicitation are contained in this Consent Solicitation Statement and the Consent.
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture or in the Intercreditor Agreement referred to therein.

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
                   1996 TRANSACTIONS

     On April 19, 1996, the Company entered into a letter agreement (the "KHC Letter Agreement") with K-H
Corporation, a Delaware Corporation ("KHC"), pursuant to which, among other things, KHC agreed to purchase an initial $5.5 million interest, and agreed to purchase an additional $1.0 million interest upon successful completion of this Consent Solicitation, in the Working
Capital Facility (the "Funding"). The initial $5.5 million portion of the Funding was consummated on April
25, 1996. The Funding was designed to enhance the Company's liquidity by expanding its availability under Working Capital Facility. KHC was formerly known as Fruehauf Corporation and was the entity from which the Company purchased its trailer and maritime businesses and assumed substantial liabilities associated with such businesses. The KHC Letter Agreement contemplates that
KHC may, but is not required to, make additional loans to the Company in the future. Such additional indebtedness, if incurred, would be subordinated to the indebtedness represented by the Indenture Obligations and would be used to assist in the resolution of certain of the Company's trailing liabilities. As part of the Funding, Congress
Financial Corporation (Central), the lender under the Working Capital Facility, agreed to waive its right to a portion of the proceeds of the Foreign Sale subject to certain conditions, including receipt by the Company of certain minimum gross and net proceeds from the Foreign
Sale and approval from the Holders for an amendment to the Intercreditor Agreement described below.

     On April 21, 1996 the Company entered into a non-binding Letter of Intent with Private Equity
Investors, Inc. providing for the sale (the "Foreign
Sale") of certain of the Company's foreign assets for a purchase price of potentially as much as $25 million, in cash. Such letter of intent was amended on May 3, 1996
(such Letter of Intent, as amended, the "Letter of Intent") a copy of which is attached hereto as Exhibit A and incorporated herein by reference. While the precise amount of cash that could be generated from the Foreign
Sale cannot be determined at this time, the Company anticipates receiving approximately $20 million (before deducting fees and expenses associated with the Foreign
Sale) during May and potentially as much as an additional
$5 million later this year. The Foreign Sale is designed to return significant economic value to the Holders and to strengthen the Company's liquidity to permit it to pursue a strategic transaction.

     Without the requested consents under the Working
Capital Facility and the Indenture, the Net Cash Proceeds of the Foreign Sale would generally be applied (i) to certain reserves under the Working Capital Facility, (ii) to repurchase Senior Notes, and (iii) a limited portion to the Company for its working capital purposes. As discussed in further detail below, the Company proposes to use these Net Cash Proceeds to make the May 1 Payment, and divide the remaining portion in half, with the first half used to make an offer to repurchase Senior Notes and the second half retained by the Company for general corporate purposes.

The Funding

     The initial purchase by KHC of a $5.5 million interest in the Working CapitalFacility was, and the subsequent $1.0 million purchase is expected to be, effected through the purchase by KHC of one or more
Working Capital Term Notes issued by the Company to
Congress under the Working Capital Facility (a "Working
Capital Note") pursuant to Note Purchase and Assignment
Agreements (a "Note Purchase Agreement"). In connection with the initial Note Purchase Agreement, KHC and Congress also entered into a Subordination Agreement pursuant to which KHC's rights, including rights to payment of principal and interest, under a Working Capital Note are subordinated to Congress's rights under the Working
Capital Facility.

     The KHC Letter Agreement contemplates, subject to successful completion of this Consent Solicitation, the possibility that the Company may incur additional indebtedness subordinated to the Indenture Obligations through future financing arrangements with KHC or one of its affiliates and the grant by the Company of security interests subordinate to those of the Trustee (on behalf of the Secured Parties, including the Holders) and those of Congress under the Working Capital Facility to secure such arrangements. The purpose of any such arrangements would be to assist in resolving certain of the Company's trailing liabilities.

Sale of Foreign Assets

     As discussed above, the Company has entered into the Letter of Intent and is pursuing the sale of (i) the Company's ownership interest in Societe Europeene de
Semi-Remorques, S.A., a French corporation, (ii) the stock or other ownership interests owned by Fruehauf
International Limited, a wholly owned subsidiary of the Company ("FIL"), in Henred Fruehauf (PTY) Limited, Henred
Fruehauf Properties (PTY) Limited, Nippon Fruehauf Company
Ltd., and F.L.A. Licensing, L.L.C. (iii) the Company's and
FIL's interests in certain trademark and technology license agreements currently operative outside North
America (including, without limitation, all of the Company's and FIL's rights to any fees payable under any such existing agreements and any renewals thereof that may be made in the future), and (iv) all of the Company's interest in the trademark "Fruehauf" outside North America
(these assets and the shares of Deutsche-Fruehauf (as hereinafter defined), collectively comprising the
"Portfolio"). In addition, the Letter of Intent contemplates a put-call arrangement between the Company and the proposed purchaser in the Foreign Sale involving the shares of Deutsche-Fruehauf Holding Corporation and/or related entities ("Deutsche-Fruehauf"). The arrangement for such shares should generate between $1.0 million and $5.0 million of additional cash proceeds to the Company.

     Under the Working Capital Facility, the Indenture and the Intercreditor Agreement (in each case without giving effect to the waivers and amendments contemplated hereunder), the Net Cash Proceeds from the Foreign Sale would be divided as follows: (i) a portion (approximately
$5.4 million) of the Net Cash Proceeds from the sale of Non-Core Assets in the Portfolio would be applied to the Permanent Reserve (as defined in the Intercreditor
Agreement), (ii) a portion of the Net Cash Proceeds resulting from the sale of Core Assets in the Portfolio would be paid to the Trustee to be held in the Core
Collateral Account and (a) if not used by the Company for capital expenditures within 180 days of being credited to the Core Collateral Account or (b) if an Event of Default then exists, would be used to repurchase Senior Notes through an Asset Sale Offer, (iii) 85% of the remaining
Net Cash Proceeds resulting from the sale of Class II
Non-Core Assets in the Portfolio would be deposited directly with the Trustee to be held in trust for the Holders and used to repurchase the Senior Notes through an Asset Sale Offer, and (iv) 15% of the remaining proceeds resulting from the sale of Class II Non-Core Assets in the Portfolio would be paid to the Company for its general corporate purposes.

     The Company is proposing that the Net Cash Proceeds from the Foreign Sale be applied as follows: (i) the May
1 Payment would be made to the Holders, (ii) one-half of the remaining Net Cash Proceeds (including proceeds from the sale of shares of Deutsche-Fruehauf) would be deposited with the Trustee to be held in trust for the Holders and used to make an Asset Sale Offer, and (iii) the remaining Net Cash Proceeds (including proceeds from the sale of shares of Deutsche-Fruehauf) would be paid to Congress for application to the Working Capital Facility but not applied to the Asset Sale Reserve or used to increase the Permanent Reserve. These proceeds would thus increase the Company's borrowing availability under the Working Capital Facility and would strengthen the Company's liquidity to permit it to pursue a strategic transaction.

     In connection with the proposed Foreign Sale and the execution of the KHC Letter Agreement, Congress and the Company entered into a Limited Waiver (the "Congress
Limited Waiver"), attached hereto as Exhibit B and incorporated herein by reference, pursuant to which, among other items (including the extension of Congress's waiver of the covenant prohibiting the payment of certain liabilities), Congress has waived the provisions of the Working Capital Facility to permit the Foreign Sale to occur. In the Congress Limited Waiver, "Foreign Sale" is defined to be a transaction in which, among other requirements, (i) the Company receives not less than $23 million (before deducting fees and expenses) in Net Cash
Proceeds from the sale of the Portfolio, and (ii) the Company receives, after all payments to or for the benefit of the Holders, not less than $7.5 million that is used to pay down the Working Capital Facility but remains available to the Company for working capital purposes. In the event these targets are not met with the proceeds from the Foreign Sale, the Company will seek such additional waivers as are necessary from Congress to complete the Foreign Sale.

     One of the other conditions to the effectiveness of the Congress Limited Waiver in relation to the Foreign
Sale (including the waiver of Congress' right to as much as $5.4 million of the proceeds of the Foreign Sale as a result of the Company's noncompliance with a covenant prohibiting the payment of certain liabilities) is that the Trustee enter into an amendment to the Intercreditor
Agreement: (i) permitting the portion of Net Cash Proceeds of the Foreign Sale which are paid to Congress to be applied as set forth in the second preceding paragraph above, (ii) providing that the failure by Congress to increase the Asset Sale Reserve or the Permanent Reserve with respect to such portion of such Net Cash Proceeds will not limit Congress's ability or right to apply future
Net Cash Proceeds from an Asset Sale to the Permanent
Reserve, and (iii) consenting to an amendment by Congress and the Company to the Working Capital Facility permitting such application and such ability.

     The Congress Limited Waiver also contemplates an additional amendment to the Intercreditor Agreement pursuant to which the Asset Sale Reserve would be reduced to zero and the Permanent Reserve, currently approximately
$0.3 million, would be immediately increased by the amount of the Asset Sale Reserve, currently approximately $1.8 million, and the proceeds of any future Asset Sale (other than the Foreign Sale), whether of Core Assets or Non-Core
Assets, consummated after such amendment becomes effective, would be paid to Congress and applied to the Permanent Reserve up to a maximum of $7.5 million. Such an amendment also requires the consent of the Holders since it would eliminate (until the Permanent Reserve has reached $7.5 million) the Holders' current rights to a share of the Net Cash Proceeds of Asset Sales of Non-Core
Assets.

     In accordance with the terms of the Congress Limited
Waiver, the Company also anticipates that the Working
Capital Facility will be amended to add a new covenant pursuant to which the Company would agree to generate Net
Cash Proceeds of Asset Sales in an amount sufficient to cause the Permanent Reserve to be at least $6.0 million as of December 31, 1996, and $7.5 million as of March 31,
1997. Simultaneously with such an amendment, Congress has agreed to waive all defaults of the covenant in the Working Capital Facility regarding payment of trailing liabilities and to amend such covenantto reduce the required month-end availability under the Working Capital
Facility for payment of trailing liabilities from $10.0 million to $2.5 million.


      AMENDMENTS AND COVENANT WAIVERS REQUESTED
              FOR 1996 TRANSACTIONS

KHC Letter Agreement

     The terms of the Indenture provide a limitation on the amount of working capital indebtedness which the Company may incur. The initial Working Capital Facility permitted borrowings by the Company in an amount less than such maximum level set forth in the Indenture (1). With the initial Funding, Congress amended the Working Capital
Facility to increase the Company's ability to borrow to the Indenture limits, subject to various reserves and other limitations. No consent by the Holders was required for these amendments.

- ---------------
[FN] 1    The definition of "Permitted Debt" in the
Indenture includes the following:

             (a) Debt Incurred under a Working Capital
Facility, including without limitation, Debt in respect of the Letter of Credit Obligations and letters of credit cash collateralized with amounts borrowed under the Working Capital Facility.

               and the definition of "Working Capital
               Facility" is as follows:

               "Working Capital Facility" means the
Initial Working Capital Facility and any working capital
facility for borrowings by the issuer (including without
limitation extensions of credit in respect to Letters of
Credit) in an aggregate principal amount outstanding at
any time not to exceed the sum of (a) 85% of the aggregate
value of the eligible domestic accounts receivable of the
Issuer, (b) 65% of the aggregate value of the eligible
non-domestic accounts receivable of the Issuer, ( c ) 70%
of the value of the remaining eligible inventory of the
Issuer, in each case as recorded in the books and records
of the Issuer in accordance with GAAP...provided further
that any amendment and restatement of the Initial Working
Capital Facility pursuant to the Intercreditor Agreement
that satisfies the requirements set forth in this
definition shall constitute a Working Capital Facility.
- --------------

     The KHC Letter Agreement also contemplates the possibility of additional secured lending by KHC to the Company in the future. Such a lending arrangement would be designed to assist in the resolution of certain of the Company's trailing liabilities. Neither the definition of "Permitted Debt" or "Permitted Liens" in the Indenture clearly provides for such secured lending. In order to accommodate such additional secured lending, the Company is soliciting consents to the amendment of the Indenture to include (i) indebtedness to KHC fully subordinated to the Indenture Obligations in the definition of Permitted
Debt, and (ii) liens fully subordinate to those of the Secured Parties supporting such debt in the definition of Permitted Liens. The Company is also currently seeking other consents from its lenders to permit such additional indebtedness.

Sale of Foreign Assets

     Indenture Covenants.  The asset sale covenant of the
Indenture (Section 3.16) prohibits the Company or any
Subsidiary from making any asset sale unless the general
requirements of Section 3.16(a) are met, including the
requirement in Section 3.16(a)(iii) that "100% of the Net
Cash Proceeds from such sale are, subject to the
provisions of the Intercreditor Agreement, applied by the
Issuer or such Subsidiary as provided in this Section 3.16
 . . . ."  Since the proceeds of Non-Core Assets in the
Portfolio would exceed $350,000, the Company's current waiver from Congress would expire by its terms. The
Company would therefore be in default under the Working
Capital Facility.  As a result of such default, under
Section 4(c) of the Intercreditor Agreement, prior to the time at which the Permanent Reserve equalled $7.5 million, the Net Cash Proceeds of the Non-Core Assets in the Portfolio would be paid first to Congress and applied to the Permanent Reserve.

     Since the Portfolio contains Core Assets and Class II
Non-Core Assets, the application of proceeds of the proposed Foreign Sale (after the Permanent Reserve equals
$7.5 million), would then be required to meet the requirements of Sections 3.16(c) - (e) which are generally as follows:

          (c) Class II Non-Core Asset Proceeds.  Subject
to the provisions of the Intercreditor Agreement
(including without limitation the provisions, if any,
requiring the application of Non-Core Proceeds), upon an
Asset Sale of any Class II Non-Core Assets, the Issuer
shall, or shall cause its applicable Subsidiary to,
directly deposit 85% of any such Class II Non-Core
Proceeds ("Excess Class II Non-Core Proceeds") with the
Trustee to be held in trust for the benefit of the Holders
and used to make an Asset Sale Offer as provided in
Section 3.16(e), and (ii) [sic] if no Event of Default has
occurred and is continuing, receive 15% of the Excess
Class II Non-Core Proceeds for its general corporate
purposes . . . .

         (d) Core Asset Proceeds. Subject to the provisions of the Intercreditor Agreement (including without limitation the provisions, if any, requiring the application of Core Asset Proceeds to the Working Capital
Facility or the deposit of Core Asset Proceeds in a segregated collateral account held by a lender under the Working Capital Facility), upon an Asset Sale of any Core
Asset, the Issuer shall, or shall cause its applicable
Subsidiary to, directly deposit all Core Asset Proceeds from such Asset Sale to the Core Collateral Account to be held and applied as set forth in this Section 3.16(d) . .
 . . (2)

          (e)  Asset Sale Offer.  If the Trustee holds Net
Cash Proceeds (including Non-Core Asset Proceeds and Core
Asset Proceeds) in an aggregate amount of not less than $1,000,000, which Net Cash Proceeds are, in accordance with the terms of this Indenture or any other Document to be used to make an Asset Sale Offer, the Issuer shall, within ten (10) days after the occurrence thereof, make an offer to purchase an aggregate principal amount of the Securities (other than any Securities owned by the Issuer or any of its Affiliates) at least equal to the Net Cash
Proceeds so held (rounded to the nearest $1,000) on a pro-rata basis at a purchase price equal to 100% of the principal amount thereof outstanding plus accrued and unpaid interest, if any, to the Advance Purchase Date.

- --------------
[FN] (2)   Section 3.16(d) later provides a mechanism
whereby generally for a period of one hundred and eighty
days from the receipt by the Collateral Agent of Core
Asset Proceeds the Company may, so long as no Event of
Default then exists, apply for the use of these Core Asset
Proceeds for capital expenditures or the acquisition of
assets not classified as current assets, in each case
substantially related to the design, manufacture or sale
of truck trailers and components.
- --------------

     Intercreditor Agreement Covenants.  Section 4 of the
Intercreditor Agreement, which governs the application of Proceeds of Collateral within the meaning of Section 3.16 of the Indenture (3), until the Permanent Reserve equals
$7.5 million, provides as follows:

          (b) Asset Sales of Non-Core Assets after the LC
              Time and prior to an Event of Default.
              ------------------------------------------


                              * * *

          (ii) . . . the Net Cash Proceeds of any Asset
Sale of any Non-Core Assets shall (x) be immediately paid
to the Trustee or Collateral Agent, as applicable, for
application in accordance with the Indenture until the
Noteholder Debt has been paid in full . . . .

                              * * *

          (d)  Core Assets.  The Net Cash Proceeds of any
Asset Sale of any Core Asset shall be paid and applied as follows:

          (i)  prior to both the Turnover Time and the
Enforcement Commencement Time, such Net Cash Proceeds shall, to the extent that the sum of (x) the amount of such proceeds plus (y) the amount of the Asset Sale
Reserve at such time plus (z) the Permanent Reserve at such time, would not exceed the Maximum Deficiency Amount at such time, be immediately paid to Congress for application to the Congress Obligations in such order as Congress in its sale discretion shall elect (and at such time the amount of such payment shall be credited to the Asset Sale Reserve and the Asset Sale Reserve shall be increased by the amount of such payment);

                              * * *

     If no amendments to the Indenture or the Intercreditor Agreement were made, the Net Cash Proceeds from the Foreign Sale would be divided as follows: (a) under Section 4(c) of the Intercreditor Agreement, the first $5.4 million would be paid to Congress to be applied to the Permanent Reserve, (b) under Section 4(d) of the Intercreditor Agreement and Section 3.16(d) of the
Indenture, a portion of the Net Cash Proceeds resulting from the sale of Core Assets in the Portfolio would be paid to the Trustee to be held in the Core Collateral
Account, and if not subsequently used by the Company for capital expenditures within 180 days or if an Event of Default then exists, would be used to repurchase Senior
Notes through an Asset Sale Offer; and (c) under Section
4(b)(ii) of the Intercreditor Agreement and Section
3.16(c) of the Indenture, 85% of the Net Cash Proceeds resulting from the sale of Class II Non-Core Assets in the Portfolio would be directly deposited with the Trustee to be held in trust for the Holders and used to make an Asset
Sale Offer and, so long as no Event of Default then exists, 15% of such Proceeds would be paid to the Company for its general corporate purposes.

- -----------

[FN] 3   Section 4(b)(ii) also provides a mechanism
through which Congress can, depending on the value of
certain of its remaining collateral, determine that the
New Cash Proceeds of a sale of Non-Core Assets should be
applied to Congress Obligations, as defined in the
Intercreditor Agreement, and used to increase the
Permanent Reserve.
- ------------

     In order to (i) make the May 1 Payment from the proceeds of the Foreign Sale, (ii) apply a portion of such proceeds to increase the Company's borrowing availability under the Working Capital Facility, and (iii) provide that the failure by Congress to increase the Asset Sale Reserve or the Permanent Reserve will not limit Congress's ability or right to apply future Net Cash Proceeds from an Asset
Sale to the Permanent Reserve, the Company is soliciting the consents of the Holders to the waiver and amendment of the requirements of Section 3.16 of the Indenture and
Section 4 of the Intercreditor Agreement.

     In addition to these waivers and amendments, the Company is soliciting the consents of the Holders to additional amendments to the Intercreditor Agreement and the Working Capital Facility pursuant to which:

          (a) The Asset Sale Reserve would be reduced to zero and the Permanent Reserve would be immediately increased by the amount of the Asset Sale Reserve, currently $1.8 million.

          (b) All Net Cash Proceeds of any Asset Sale
(other than the Foreign Sale), whether of Core Assets or Non-Core Assets, consummated after the amendment to the Intercreditor Agreement has become effective, would be applied as follows:

               (1) To the extent that the sum of (A) the amount of such proceeds plus (B) the Permanent Reserve would not exceed $7,500,000, the Net Cash Proceeds shall be paid to Congress for application to the Congress
Obligations, as defined in the Intercreditor Agreement, in such order as Congress in its sale discretion shall elect
(and at such time the amount of such payment shall be credited to the Permanent Reserve and the Permanent
Reserve shall be increased by such amount).

               (2) The remainder, if any, after making the payments described in (1) above shall be paid to the Trustee for application in accordance with the Indenture until all Noteholder Debt, as defined in the Intercreditor Agreement, has been paid in full.

               (3) The remainder, if any, after making the payments described in (1) and (2) above shall be paid to Congress for application to the Congress Obligations in such order as Congress in its sole discretion shall elect.

     Section 9 of the Intercreditor Agreement requires the written consent of the Trustee to these amendments.
Although by its terms, the Intercreditor Agreement does not require the written consent of the Trustee to amend
Section 13 of the Rider to the Working Capital Agreement
("Section 13") Application of Proceeds of Non-Core Assets and Core Assets, for the avoidance of doubt, the Company is soliciting the consents of the Holders to amend Section
13 so that it is substantially similar to the amended
Section 4 of the Intercreditor Agreement.

Jacksonville Note Clarification

     As part of the Security Documents securing the Indenture, the Jacksonville Security Agreement contains a section providing for special treatment of a promissory note (the "JSI Promissory Note") executed by Jacksonville
Riverfront Development, Ltd. in favor of Jacksonville
Shipyards, Inc. ("Jacksonville"). Section 26 provides as follows:

     Subsidiary May Deal With Riverfront Pledged Note.
Notwithstanding anything to the contrary contained herein, in the Indenture or in any other Document, so long as no Event of Default shall then exist, the Subsidiary
[Jacksonville] may accept and retain all payments due under the Pledged Note made by Jacksonville Riverfront
Development, Ltd. dated February 10, 1995, and may amend, modify or transfer such Pledged Note in an arm's length transaction (including but not limited to the transfer of such Pledged Note in exchange for the assumption by the transferee of liabilities of equivalent value of the Subsidiary to third parties), and the Agent shall release such Pledged Note and/or its Lien thereon for such purposes, provided that in connection with any amendment or modification of such Pledged Note the Subsidiary shall, concurrently with the release by the Agent of such Pledged
Note, pledge and deliver hereunder to the Agent a replacement Pledge Note, as so amended or modified.

Jacksonville no longer operates a business and does not generate any revenue. The JSI Promissory Note matured on February 16, 1996, and the maker defaulted on payments of the principal of and interest then due thereunder. In an effort to realize value from the JSI Promissory Note, Jacksonville is seeking a buyer for the JSI Promissory
Note and related mortgage interest. In the event that no suitable buyer is found, Jacksonville intends to foreclose on the real property securing the JSI Promissory Note.

     At the time the quoted language was included in the Security Documents, the Company intended that payments on the JSI Promissory Note would be used by Jacksonville.
The Company also anticipated that, under the language of this section, Jacksonville retained the freedom to deal with the JSI Promissory Note for this purpose, including the ability to transfer the JSI Promissory Note and use the proceeds to satisfy these creditors, all outside of the otherwise applicable Asset Sale provisions of the Indenture, the Intercreditor Agreement and the other
Documents. The Trustee has taken the position that such an ability is not specifically enumerated in the Section.
The Company believes that using the proceeds of the sale of the JSI Promissory Note to satisfy Jacksonville's creditors, while not specifically enumerated, is within the clear general intent of Section 26.

     Therefore, for the avoidance of doubt, the Company requests that the Holders consent to the amendment of
Section 26 of the Jacksonville Security Agreement (as set forth in the Consent) to confirm that Section 26 allows
Jacksonville to retain the cash proceeds of a sale of the JSI Promissory Note and the related mortgage interest or the proceeds of the foreclosure sale of the real property securing the JSI Promissory Note.



            GENERAL PROVISIONS OF CONSENT SOLICITATION

General Terms of Solicitation

     In order to effect the proposed waivers and amendments requested hereby, Holders of at least a majority of the outstanding aggregate principal amount of the Senior Notes must consent to the waivers and amendments by properly completing, executing and delivering Consents in the form requested hereby to the Trustee at its address specified in the return envelope enclosed herewith. Enclosed is a form of Consent to be executed and delivered by each of the Holders. There are presently issued and outstanding $62,574,000 aggregate principal amount of the Senior Notes. Accordingly, the requested waivers and amendments must be approved by the Holders of more than $31,287,000 aggregate principal amount of the Senior Notes. Holders of the Senior Notes who wish to consent with respect to the requested waivers and amendments must consent to all of the proposed waivers and amendments.

     This Consent Solicitation Statement is being sent to all Holders as reflected in the records of the Trustee as of April 22, 1996 (the "Record Date"). The Trustee may treat this Consent Solicitation Statement as notice from the Company of the Record Date. The expiration date for this Consent Solicitation is 5:00 p.m., New York City time, on May 17, 1996, unless extended by the Company upon notice to the Trustee (the "Expiration Date").

     The form of Consent contemplates that the Trustee will be authorized to enter into a supplemental indenture
(the "Supplemental Indenture"), substantially in the form attached hereto as Exhibit C, or in any other form which may be used to effectuate the matters referred to herein, amending certain provisions of the Indenture, and that the Trustee and/or the Collateral Agent will be authorized to enter into an amendment to the Intercreditor Agreement
(the "Amended Intercreditor Agreement"), and that the
Trustee and/or the Collateral Agent will also be authorized to enter into such other or additional supplemental indentures, amendments to any of the Documents, releases of Liens and security interests in favor of either of them and such other agreements, documents and instruments as may be necessary or desirable, in their sole discretion, to consummate the transactions contemplated by this Consent Solicitation.

     Prior to the execution by the Trustee of the Supplemental Indenture, the Company will obtain such consents and instructions from Congress as may be required under the Working Capital Facility and the Intercreditor
Agreement in order to effect the transactions contemplated by this Consent Solicitation.

     Nothing in the Consent Solicitation, nor the fact that the Company has requested waivers and amendments of certain covenants contained in the Indenture with respect to the 1996 Transactions, shall be deemed an admission on the part of the Company that completion of the 1996
Transactions as proposed by the Company, or any portion thereof, would conflict with any covenant contained in the Indenture in the absence of obtaining the waivers and amendments requested hereby.

     If the requisite Consents are received on or prior to the Expiration Date, then the Consents will become valid and effective, and the Company will so notify the Trustee and the Holders. Nothing in this Consent Solicitation shall be deemed to obligat the Company to consummate any of the 1996 Transactions, in whole or in part.

Procedure for Consenting

     A Consent can only be effected by execution of the enclosed form of Consent, properly completed, executed and delivered by each of the Holders to the Trustee (which will deliver a copy of the Consent to the Company) at the address for the Trustee set forth on the form of Consent.
Upon proper completion and execution of a Consent by a Holder, the Holder will be considered to have consented to the requested waivers and amendments as delineated in this Consent Solicitation Statement and the form of Consent.

     A return envelope, addressed to the Trustee, is enclosed for your convenience in transmitting your completed Consent to the Trustee.

     Only registered Holders of the Senior Notes as of the Record Date (or holders of a valid proxy from the Holder or DTC Participants described in the Consent) may deliver a Consent. Any beneficial owner of Senior Notes who is not the registered Holder of such Senior Notes must arrange with the registered Holder (or holders of a valid proxy from the Holder) to execute and deliver the Consent on his, her or its behalf.

     All questions as to the validity, form, eligibility, receipt and acceptance of any Consent will be resolved by the Company, whose determination shall be final and binding, subject only to review and approval of the Trustee with respect to proof of execution and ownership.
The Company reserves the right, subject only to review and approval of the Trustee with respect to proof of execution and ownership, to waive any defects or irregularities or conditions of delivery as to particular Consents. Unless waived, all such defects or irregularities must be cured prior to the Expiration Date. Neither the Company, the Trustee nor any other person shall be under any duty to give notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Consents will not be deemed to have been properly given until all defects and irregularities have been cured or waived. The Company's interpretation of the terms and conditions of the Consent
Solicitation shall be conclusive and binding.

Non-Revocability of Consents

     Each Consent includes an acknowledgment that the Consent shall become irrevocable after Consents substantially to the effect provided herein, executed by the Holders of a majority in principal amount of the Senior Notes outstanding as of the Record Date, have been delivered to the Trustee (the "Effective Date").

Questions

     Any questions concerning this Consent Solicitation may be directed to Timothy J. Wiggins, Executive Vice
President--Finance and Administration and Chief Financial
Officer of the Company (Telephone: (317) 630-3035);
Kenneth A. Minor, Treasurer of the Company (Telephone:
(317) 630-3016); or Gregory G. Fehr, Corporate Controller of the Company (Telephone: (317) 630-3010).


                          *  *  *  *  *


     Thank you very much for your continued cooperation and support of the Company. Please make every effort to deliver your signed Consents to the Trustee as expeditiously as possible.



                          FRUEHAUF TRAILER CORPORATION






Enclosures
     Form of Consent;

                        CONSENT
         ______________________________________

              Fruehauf Trailer Corporation

          14.75% Senior Secured Notes Due 2002

         ______________________________________


     Reference is made to the letter dated May 3, 1996
(the "Consent Solicitation Statement"), from Fruehauf
Trailer Corporation (the "Company") to the holders of the Company's 14.75% Senior Secured Notes Due 2002.
Capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Consent Solicitation Statement.

     This Consent is executed and delivered with reference to the Indenture (the "Indenture"), dated as of May 1, 1995, between the Company and IBJ Schroder Bank & Trust
Company, as Trustee (the "Trustee"). The undersigned is the Holder of the aggregate original principal amount of the Senior Notes indicated herein and is authorized to execute and deliver this Consent.

     The undersigned hereby consents to the waivers and amendments contemplated by the Consent Solicitation
Statement including, without limitation, the following:

          (a)  The inclusion in the definition of
"Permitted Debt" under the Indenture, debt incurred by the Company or any of its Subsidiaries to KHC or any of its affiliates that is fully subordinated to the Indenture
Obligations.

          (b)  The inclusion in the definition of
"Permitted Liens" under the Indenture, (i) Liens securing such financing arrangements with KHC or any of its affiliates provided that such Liens shall be fully subordinate to the Liens in favor of any of the Secured
Parties and (ii) arrangements related to the sale of the shares of Deutsche-Fruehauf as set forth in the Letter of Intent.

          (c)  The waiver of the requirements of Section
3.16 of the Indenture governing application of the Net
Cash Proceeds of the Foreign Sale and the amendment of
Section 3.16 of the Indenture permitting (i) the use of a portion of the Net Cash Proceeds of the Foreign Sale to make the May 1 Payment; (ii) the direct deposit of 50% of the balance of such proceeds (after application to the May 1 Payment) with the Trustee to be held in trust for the benefit of the Holders and used to make an Asset Sale
Offer under Section 3.16(e); and (iii) the application of the remaining portion of such proceeds to the Working
Capital Facility, as amended below.

          (d)  The amendment of the definition of "Asset
Sale" under the Indenture to exclude Jacksonville's sale of the JSI Promissory Note or the foreclosure of the mortgage securing the JSI Promissory Note.

          (e)  The execution and delivery by the
Collateral Agent of an amendment to Section 26 of the Jacksonville Security Agreement, pursuant to which Section
26 thereof would be deleted and replaced in its entirety by the following:

               Section 26.  Subsidiary May Deal With
                            Riverfront Pledged Note.
                            ------------------------
          Notwithstanding anything to the contrary contained herein, in the Indenture or in any other
Document, so long as no Event of Default shall then exist, the Subsidiary may accept and retain, free of lien or claim or lien hereunder, all payments due under or derived from the sale of the Pledged Note made by Jacksonville
Riverfront Development, Ltd., dated February 10, 1993 or derived from the proceeds of the foreclosure of any mortgage or security interest securing the Pledged Note
(including the sale of the property foreclosed, if such property is acquired by the Subsidiary at a foreclosure sale or otherwise), and may amend, modify or transfer such Pledged Note in an arm's length transaction
(including but not limited to the transfer of such Pledged
Note in exchange for the assumption by the transferee of liabilities of equivalent value of the Subsidiary to third parties), foreclose the mortgage that secures such Pledged
Note, and/or purchase the property subject to such mortgage at foreclosure sale or otherwise free of lien or claim of lien hereunder, and the Agent shall release such Pledged Note and/or its Lien thereon for such purposes, provided that in connection with any amendment or modification of such Pledged Note the Subsidiary shall, concurrently with the release by the Agent of such Pledged
Note, pledge and deliver hereunder to the Agent a replacement Pledged Note, as so amended or modified.

          (f)  The amendment of the Intercreditor
Agreement and the Working Capital Facility pursuant to which:

          (i) The Asset Sale Reserve would be reduced to zero and the Permanent Reserve (as defined in the Intercreditor Agreement) would be immediately increased by the amount of the Asset Sale Reserve (as defined in the Intercreditor Agreement), currently approximately $1.8 million.

          (ii) All Net Cash Proceeds of any Asset Sale
(other than the Foreign Sale), whether of Core Assets or Non-Core Assets, consummated after the amendment to the Intercreditor Agreement has become effective, would be applied as follows:

               (1) To the extent that the sum of (A) the amount of such proceeds plus (B) the Permanent Reserve, would not exceed the $7,500,000, the Net Cash Proceeds shall be paid to Congress for application to the Congress
Obligations, as defined in the Intercreditor Agreement, in such order as Congress in its sole discretion shall elect
(and at such time the amount of such payment shall be credited to the Permanent Reserve and the Permanent
Reserve shall be increased by such amount).

               (2) The remainder, if any, after making the payments described in (1) above shall be paid to the Trustee for application in accordance with the Indenture until all Noteholder Debt (as defined in the Intercreditor
Agreement) has been paid in full.

               (3) The remainder, if any, after making the payments described in (1) and (2) above shall be paid to Congress for application to the Congress Obligations in such order as Congress in its sole discretion shall elect.

          (iii)  The portion of the Net Cash Proceeds of
the Foreign Sale described in paragraph (c)(iii) above shall be paid directly to Congress to be applied to the Congress Obligations in such order as Congress shall elect, and will not increase the Asset Sale Reserve or the Permanent Reserve provided, that the failure by Congress to so increase the Asset Sale Reserve or the Permanent
Reserve will not limit Congress's ability or right to apply future Net Cash Proceeds from an Asset Sale to the Permanent Reserve.

          (g) The execution and delivery by the Trustee of a supplemental indenture, substantially in the form attached to the Consent Solicitation Statement as Exhibit
C, and the execution and delivery by the Trustee and/or the Collateral Agent of such other or additional supplemental indentures, amendments to any of the Documents, including without limitation the Amended
Intercreditor Agreement, releases of Liens and security interests in favor of either of them and such other agreements, documents and instruments as may be necessary or desirable, in their sole discretion, to consummate the 1996 Transactions or otherwise to accomplish the intended purposes of the Consent Solicitation.

     This Consent shall become irrevocable after Consents substantially to the effect provided herein, executed by a majority in principal amount of the Senior Notes
Outstanding, have been delivered to the Trustee. Nothing in this Consent Solicitation shall be deemed to obligate the Company to consummate any of the 1996 Transactions, in whole or in part.

     The term holder ("Holder") as used herein shall mean a registered holder of Senior Notes as reflected in the records of the Trustee as of April 22, 1996 (the "Record
Date").  The Company anticipates that the Depository Trust
Company ("DTC"), as nominee holder of certain Senior
Notes, will execute an omnibus proxy which will authorize its participants ("DTC Participants") to consent with respect to the Senior Notes owned by it and held in the Cede & Co. name as specified on a DTC position listing as of the Record Date. In such case, all references to Holder shall, unless otherwise specified, include DTC
Participants.

     By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement and hereby represents and warrants that the undersigned has full power and authority to give the Consent contained herein.
The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned's
Consent.

     The method of delivery of this Consent and all other required documents to the Trustee is at the election and risk of the Holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Trustee. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than the Trustee. In no event should you deliver or tender any Senior Notes.

     Consents may be revoked only prior to the Effective
Date by the registered Holder or DTC Participant who submits a Consent. Such person may revoke such Consent by delivering written notice of such revocation to the Trustee at any time prior to the Effective Date. To be valid any such notice of revocation must indicate the certificate number or numbers of the Senior Notes to which it relates and the aggregate principal amount represented by such Senior Notes and must be signed by the Holder(s) or DTC Participant(s) in the same manner as the original
Consent or be accompanied by evidence satisfactory to the Company and the Trustee that the Holder or DTC Participant revoking such Consent has the power to revoke such Consent.

     This Consent relates to the total principal amount of the Senior Notes held of record by (or held by DTC for the account of) the undersigned as of the Record Date, unless
Senior Notes held of record by (or held by DTC for the account of) the undersigned are to be excluded from this Consent, which exclusion is clearly indicated in the table below. The undersigned has listed in the table below the Note numbers and principal amount of the Senior Notes held of record by (or held by DTC for the account of) the undersigned, separately grouping and appropriately indicating which of such Senior Notes, if any, are excluded from this Consent. If the space provided below is inadequate, list all such information on a separate schedule and affix the schedule to this Consent.


            PLEASE COMPLETE THE FOLLOWING TABLE

Name(s) and           Note Number(s)or      Aggregate
Address(es)of         Cede & Co.            Principal
Registered            Account Number(s)     Amount of
Holder(s) or                                Senior
DTC Participant(s)                          Notes
- -----------------     -----------------     ---------


- -----------------     -----------------     ---------


- -----------------     -----------------     ---------


- -----------------     -----------------     ---------


- -----------------     -----------------     ---------



     This Consent, when completed and signed, is to be delivered to the Trustee at:


                    Via Regular Mail

            IBJ Schroder Bank & Trust Company
                      P.O. Box 84
                 Bowling Green Station
             New York, New York  10274-0084
      Attention:  Reorganization Operations Department

              By Hand or Overnight Delivery

            IBJ Schroder Bank & Trust Company
                     One State Street
                New York, New York  10004
Attention: Securities Processing Window Subcellar One  (SC-1)
             Telephone Number:  (212) 858-2103


   Facsimile Transmission:            Confirm By Telephone
      (212) 858-2611                    (212) 858-2103
Attention:  Reorganization
   Operations Department
(Original executed consents
       must follow)


     Consents should not be delivered to any person other than the Trustee. In no event should a Holder deliver any certificates representing the Senior Notes.

                 IMPORTANT--SIGN HERE

Registered holders or the DTC Participant(s) must execute this Consent exactly as their name(s) appear(s) on the Senior Notes or the position listing of Cede & Co. If
Senior Notes to which this Consent relates are held of record by two or more joint registered Holders, all such Holders must sign this Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit evidence satisfactory to the Company of such person's authority to so act. Signatures on this consent must be guaranteed by a firm that is a member of the National
Association of Securities Dealers, Inc., or a member of a registered national securities exchange or by a commercial bank or trust company having an office in the United
States.

                            SIGN HERE

                      __________________________________


                      __________________________________
                      Signature of Owner(s)

Dated: ________________, 1996

Name(s):

__________________________________

__________________________________

Capacity:

__________________________________

Address:

__________________________________

__________________________________

__________________________________

Area Code and Telephone No.:

___________________________________

Tax Identification or Social Security No.:

___________________________________




              GUARANTEE OF SIGNATURES


Authorized Signature:__________________________


Name and Title: _______________________________

                          (Please Print)

Dated: ________________________________________


Name of Firm: _________________________________